AMENDMENT NO. 14 TO CREDIT AGREEMENT


                  AMENDMENT NO. 14, CONSENT AND FOURTEENTH WAIVER (this "Amendment"), dated as of November 10, 2000, to the Credit Agreement, dated as of March 30, 1998 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among SUNBEAM CORPORATION (the "Parent"), the SUBSIDIARY BORROWER referred to therein, the LENDERS party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.

                              W I T N E S S E T H :

                  WHEREAS, the Parent, the Subsidiary Borrower, the Lenders and the Agents are parties to the Credit Agreement;

                  WHEREAS, the Parent and the Subsidiary Borrower have requested that the Administrative Agent and the Lenders agree to amend and to waive certain provisions of the Credit Agreement and to consent to the sale (the "MCCI Sale") of the common stock of Mr. Coffee Concepts, Inc. owned by Sunbeam Products, Inc. ("Sunbeam Products");

                  WHEREAS, the Administrative Agent and the Lenders are willing to agree to such requested amendments, consent and waivers, but only upon the terms and conditions of this Amendment; and

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. Except as herein specifically waived or amended, all terms and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties thereto according to its terms and provisions. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Loan Document or indicate the Lenders' willingness to consent to any such other modification, amendment or waiver of the Credit Agreement or any other Loan Document, including without limitation, any modification, amendment or waiver for any other date or time period or in connection with any other transaction.

                  SECTION 2. Deletion and Addition of Certain Defined Terms. (a)
Section 1.01 of the Credit Agreement is amended to delete in their entirety the defined terms "Borrowing Base", "Borrowing Base Certificate", "Eligible Inventory", "Eligible Raw Materials and Work in Process", "Finished Goods Inventory", "Maturity Date", "Raw Materials and
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"Supplemental Revolving Credit Availability Period" and "Work in Process" in
such Section; and

                  (b) to add in their appropriate alphabetical order in such Section the following defined terms:

                           ""Fourteenth Amendment Effective Date" means the
                  Amendment Effective Date under and as defined in Amendment No. 14, Consent and Fourteenth Waiver, dated as of November 10, 2000, to this Agreement.

                           "Maturity Date" means (i) with respect to the
                  Supplemental Revolving Loans, April 10, 2001, (ii) with respect to the Revolving Loans and the Tranche A Term Loans, March 30, 2005 and (iii) with respect to the Tranche B Term Loans, September 30, 2006.

                           "Supplemental Revolving Credit Availability Period"
                  means the period from and including the Twelfth Amendment Effective Date to but excluding the earlier of (i) April 10, 2001 and (ii) the date of termination of the Supplemental Revolving Commitments.".

                  SECTION 3. Supplemental Revolving Loans. Section 2.01(d) of the Credit Agreement is amended to delete in its entirety the proviso in the first sentence in such Section.

                  SECTION 4. Termination and Reduction of Commitments. Section
2.07 of the Credit Agreement is amended to replace paragraph (d) in such Section with the following new paragraph (d):

                           "(d) The total Supplemental Revolving Commitments of
                  all Lenders shall be (x) automatically and permanently reduced to (i) $40,000,000 on August 31, 2000 and (ii) $30,000,000 on
                  September 30, 2000 (subject to clause (y) below) (each such date, a "Commitment Reduction Date"), and the Parent shall prepay the outstanding Supplemental Revolving Loans on the applicable Commitment Reduction Date in accordance with
                  Section 2.09(e), provided that in the event that on any Commitment Reduction Date, the aggregate Supplemental Revolving Commitments shall have been reduced to an amount less than the amounts set forth in clauses (i) or (ii) above, as applicable, the total Supplemental Revolving Commitments on such Commitment Reduction Date shall be such lesser amount as so reduced and (y) automatically increased to $50,000,000 on the Fourteenth Amendment Effective Date.".

                  SECTION 5. Repayment. Section 2.09(a) of the Credit Agreement is amended to add at the end of such Section the following proviso:

                  "provided that, effective upon the Fourteenth Amendment Effective Date, the date of payment shall be extended to April 10, 2001 for the $19,051,250 payment of the Tranche A Term Loans scheduled to be paid on November 30, 2000 pursuant to the amortization schedule set forth above.".

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                  SECTION 6. Prepayment and Reduction. Section 2.09(b) of the
Credit Agreement is amended to replace paragraph (iv) in such Section with a new paragraph (iv) as follows:

                           "(iv) Except to the extent otherwise set forth in any
                  amendment, waiver or consent in respect of any Asset Sale, Indebtedness Incurrence, issuance of stock or other transaction not permitted under Article 6 hereof, the amount of any repayment of the Loans made pursuant to clauses (i) and
                  (ii) of this paragraph shall be applied (A) first, to the $19,051,250 scheduled repayment of the Tranche A Term Loans originally due on November 30, 2000, and deferred until April 10, 2001, to be made by the Borrowers pursuant to paragraph
                  (a) of this Section, (B) second, to the amount of the Fifth Amendment Fee due on April 10, 2001 pursuant to Section 2.11(d), (C) third, in the case of any prepayment made pursuant to clause (i)(x)(1) of this paragraph only, to prepay the Revolving Loans (but not reduce the Revolving Commitments) in an amount up to the Net Cash Proceeds of any such Asset Sale, (D) fourth, to the prepayment of all outstanding Supplemental Revolving Loans, and the corresponding permanent reduction of the Supplemental Revolving Commitments to the extent of such prepayment, until paid in full; provided that if after giving effect to any repayment, and permanent reduction of the Supplemental Revolving Commitments, required under this clause (D), there remains unused Supplemental Revolving Commitments, the amount of such unused Supplemental Revolving Commitments shall remain in effect and any additional amounts available for application pursuant hereto shall be applied in accordance with clause (E) below, (E) fifth, (I) first, to the scheduled repayment of the Tranche A Term Loans due on April 10, 2001 to be made by the Borrowers pursuant to paragraph (a) of this Section until paid in full and (II) second, to the scheduled repayment of the Tranche B Term Loans due on April 10, 2001 to be made by the Borrowers pursuant to paragraph (a) of this Section until paid in full,
                  (F) sixth, to the Tranche A Term Loans to reduce ratably the amount of all remaining scheduled repayments thereof due after April 10, 2001 to be made by the Borrowers pursuant to paragraph (a) of this Section until paid in full, (G) seventh,
                  (I) first, to the prepayment of all outstanding Revolving Loans, and the corresponding permanent reduction of the Revolving Commitments to the extent of such prepayment, until paid in full, (II) second, to the repayment of all unreimbursed LC Disbursements, plus any accrued and unpaid interest thereon, and the corresponding permanent reduction of the Revolving Commitments to the extent of such repayment, until paid in full, and (III) third, to the deposit in the LC Reimbursement Account, in the manner set forth in Section 2.04(j), of an amount in cash equal to any remaining LC Exposure then outstanding, and the corresponding permanent reduction of the Revolving Commitments to the extent of such cash deposit, until such cash deposit equals the amount of such remaining LC Exposure outstanding; provided that if after giving effect to any repayment, and permanent reduction of the Revolving Commitments, required under this clause (G), there remains unused Revolving Commitments, the amount of such unused Revolving Commitments shall remain in effect and any additional amounts available for application pursuant hereto shall be applied in accordance with clauses (H) and (I) below, as applicable, (H) ninth, to the

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                  Tranche B Term Loans in the direct order of maturity of each subsequent scheduled repayment thereof through and including the repayment due on March 31, 2005 to be made by the Borrowers pursuant to paragraph (a) of this Section until paid in full, and (I) tenth, to the Tranche B Term Loans to reduce ratably the amount of all remaining scheduled repayments thereof due after March 31, 2005 to be made by the Borrowers pursuant to paragraph (a) of this Section until paid in full.".

                  SECTION 7. Prepayments of Revolving Loans. Section 2.09 of the Credit Agreement is amended to:

                  (a) replace paragraph (d) in such Section with a new paragraph
(d) as follows:

                           "(d) Prepayments of Revolving Loans. The Parent shall
                  repay or cause the Subsidiary Borrower to repay (i) first, the Supplemental Revolving Loans and second, the Revolving Loans (but shall not be required to reduce the Supplemental Revolving Commitments or the Revolving Commitments, as the case may be) on each Business Day to the extent that funds on deposit in the Concentration Account exceed $15,000,000 and
                  (ii) the Supplemental Revolving Loans and the Revolving Loans as set forth in Section 2.09(b)(iv) above.";

                  (b) delete the phrases "or the Borrowing Base in effect at such time" and ", in either case," in paragraph (e) in such Section; and

                  (c) adding at the end of such Section a new paragraph as follows:

                           "This Section 2.09 shall not constitute a consent by
                  the Lenders, or indicate their willingness at any time (and the Lenders shall have no obligation whatsoever, express or implied) to consent to the consummation of any Asset Sale, Indebtedness Incurrence, issuance of stock or other transaction for which the consent of the Required Lenders or the Lenders, as applicable, is required pursuant to this Agreement, and shall not in any way limit the terms and conditions upon which any such consent may be granted.".

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                  SECTION 8. Fees. Section 2.11(d) of the Credit Agreement is
amended to replace the reference to "November 30, 2000" in clause (i) in the second proviso in such Section with a reference to "April 10, 2001".

                  SECTION 9. Representations and Warranties. Section 3.04(b) of the Credit Agreement is amended to replace the parenthetical in such Section with the parenthetical (or December 31, 1998 from and after such date until September 30, 2000, and September 30, 2000 from and after such date)".

                  SECTION 10. Each Credit Event. Section 4.04 of the Credit Agreement is hereby amended to:

                  (a) reletter paragraph (k) in such Section as paragraph (l);

                  (b) insert a new paragraph (k) in such Section as follows:

                           "(k) At the time of any Borrowing, the Parent shall
                  continue to retain a restructuring advisor reasonably satisfactory to the Required Lenders."; and

                 (c) replace the reference to "paragraphs (b) through (h)" in new paragraph (l) in such Section (after giving effect to paragraph (a) above) with a reference to "paragraphs (b) through (k)".

                 SECTION 11. Additional Information Requirements. Section 5.02 of the Credit Agreement is amended to replace paragraph (L) in such Section with new paragraphs (L) and (M) as follows:

                           "(L) On or before December 15, 2000, a business plan
                  for the 2001 fiscal year of the Parent, in form and substance reasonably satisfactory to the Required Lenders, setting forth for each Strategic Business Unit and on a consolidated and consolidating basis monthly forecasted income statements, cash flow statements and balance sheets, and containing such other information reasonably requested by the Required Lenders. Delivery of the business plan pursuant to this clause (L) shall satisfy the Parent's obligations pursuant to clause (C) above for the 2001 fiscal year of the Parent.

                           (M) (1) On Monday of each calendar week, commencing
                  with November 13, 2000 until such time as the Parent delivers cash flows in accordance with clause (2) below, a cash flow forecast, in form reasonably satisfactory to the Required Lenders, showing on a weekly basis through December 31, 2000 and on a monthly basis for January 2001 beginning and ending liquidity (with detail of existing and forecasted liquidity under all financing and securitization arrangements) and weekly receipts and disbursements through December 31, 2000 and monthly receipts and disbursements for January 2001, together with a written explanation of any significant changes for any week or month, as applicable, contained in such forecast from the forecast for such week or month, as applicable, contained in the most recently delivered cash flow

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                  forecast pursuant to this clause (1), (2) on Monday of each calendar week, commencing with the first Monday to occur after December 1, 2000 until such time as the Parent delivers cash flows in accordance with clause (3) below, a cash flow forecast, in form reasonably satisfactory to the Required Lenders, showing on a weekly basis for the succeeding thirteen weeks beginning and ending liquidity (with detail of existing and forecasted liquidity under all financing and securitization arrangements) and weekly receipts and disbursements for the succeeding thirteen weeks, together with a written explanation of any significant changes for any week contained in such forecast from the forecast for such week contained in the most recently delivered cash flow forecast pursuant to this clause (2), (3) on Friday of each calendar week, commencing with the first Friday to occur after January 1, 2001, a consolidated cash flow forecast and a cash flow forecast for each operating unit, each in form reasonably satisfactory to the Required Lenders, showing on a weekly basis for the succeeding thirteen weeks beginning with the next succeeding Monday beginning and ending liquidity on a consolidated basis and for each operating unit (with detail of existing and forecasted liquidity under all financing and securitization arrangements) and weekly receipts and disbursements for the succeeding thirteen weeks on a consolidated basis and for each operating unit, together with a written explanation of any significant changes for any week contained in such forecast from the forecast for such week contained in the most recently delivered cash flow forecast pursuant to this clause (3), and (4) on Monday of each calendar week, in the case of the forecasts delivered pursuant to the foregoing clauses (1) and (2), and on Wednesday of each calendar week, in the case of forecasts delivered pursuant to the foregoing clause (3), a comparison of actual weekly cash flows for the preceding week to the forecasted weekly cash flows for such week as set forth in the most recently delivered forecast covering such week delivered pursuant to the foregoing clauses (1), (2) or (3), as applicable, together with a written explanation of any significant variances.".

                 SECTION 12. Deletion of Exhibit. The Credit Agreement is amended to delete Exhibit M thereto.

                 SECTION 13. Consent.

                 (a) The Lenders hereby consent (i) under Section 6.03(c) (Fundamental Changes; Asset Sales) of the Credit Agreement solely to the extent necessary to permit Sunbeam Products to consummate the MCCI Sale pursuant to the Stock Purchase Agreement, dated as of November 6, 2000 (in draft form dated 11/01/00 and delivered to the Administrative Agent, the "MCCI Purchase Agreement"), by and between MCCI Acquisition Co., Inc. ("Acquisition Co.") and Sunbeam Products, provided that the foregoing consent is conditioned upon the following: (x) the cash consideration received by Sunbeam Products pursuant to the MCCI Sale shall be in an amount not less than $2,000,000, (y) at the time of consummation of the MCCI Sale no Default or Event of Default shall have occurred and be continuing or would result therefrom and (z) the Purchase Agreement shall not have been amended or modified in any material respect or in any manner that could reasonably be expected to have an adverse effect on the Lenders, in either case without the prior written consent of the Required Lenders, (ii) under

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Section 6.01 (Indebtedness) of the Credit Agreement solely to the extent necessary to permit Sunbeam Products to incur Indebtedness in an amount not to exceed $500,000 pursuant to a guarantee of certain financing obtained by Acquisition Co. in connection with the MCCI Sale and the $5,000,000 of Indebtedness permitted under Section 6.01(h) of the Credit Agreement shall not be reduced on account of such guarantee and (iii) under Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions) of the Credit Agreement solely to the extent necessary to permit Sunbeam Products to make an Investment in Acquisition Co. in a principal amount not to exceed $1,000,000 consisting of a promissory note representing a portion of the purchase price of the MCCI Sale.

                 (b) Notwithstanding anything to the contrary contained in
Section 2.09(b)(iv) of the Credit Agreement (after giving effect to this Amendment), the Net Cash Proceeds of the MCCI Sale shall be applied to repay the outstanding Revolving Loans without a corresponding reduction of the Revolving Commitments.

                 SECTION 14. Waiver; Agreement. The Lenders hereby waive any Default or Event of Default arising by reason of any failure by the Parent to comply with Section 6.15 (Consolidated EBITDA) of the Credit Agreement for any period ending on or before December 31, 2000. On or before December 31, 2000, the Parent and the Lenders shall amend Section 6.15 (Consolidated EBITDA) of the Credit Agreement to establish Consolidated EBITDA covenants on a monthly basis for the 2001 calendar year, which covenants shall be reasonably satisfactory to the Required Lenders and which shall, in any event, equal at least 90% of the Consolidated EBITDA for each calendar month in 2001 as set forth in the business plan to be delivered to the Administrative Agent in compliance with Section 5.02(L) of the Credit Agreement (after giving effect to this Amendment).

                 SECTION 15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 16. Counterparts This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 SECTION 17. Representations and Warranties; No Default. After giving effect to this Amendment, the Parent and the Subsidiary Borrower (to the extent applicable to it thereunder) hereby represent and warrant that all representations and warranties contained in the Credit Agreement are true and correct on and as of the Amendment Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

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

                 SECTION 18. Effectiveness. This Amendment shall become effective on the date on (the "Amendment Effective Date") which the Administrative Agent shall have received:

                 (a) from each of the Parent, the Subsidiary Borrower and the Lenders, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

                 (b) from the Parent, evidence reasonably satisfactory to the Administrative Agent, of the retention by the Parent of a restructuring advisor reasonably satisfactory to the Required Lenders;

                 (c) from Thalia Products, Inc., a counterpart to a Supplement to each of the Subsidiary Guarantee, the Subsidiary Pledge and Security Agreement and the Subsidiary Security Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent, signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart thereof, together with such other documents and certificates relating thereto as the Administrative Agent or its counsel may reasonably request; and

                 (d) payment of all fees and other amounts due and payable pursuant to the Credit Agreement, including reimbursement or payment of all out-of-pocket expenses of the Administrative Agent and the Lenders invoiced to the Parent and required to be reimbursed or paid by the Parent under the Credit Agreement.

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
                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                              SUNBEAM CORPORATION


                              By ___________________________________________
                                      Name:
                                      Title:


                              THE COLEMAN COMPANY, INC.


                              By ___________________________________________
                                    Name:
                                    Title:


                              MORGAN STANLEY SENIOR FUNDING, INC.,
                                   individually and as Syndication Agent


                              By ___________________________________________
                                      Name:
                                      Title:


                              BANK OF AMERICA, N.A.,
                                   individually and as Documentation Agent


                              By ___________________________________________
                                    Name:
                                    Title:


                              FIRST UNION NATIONAL BANK,
                                   individually and as Administrative Agent


                              By ___________________________________________
                                    Name:
                                    Title: